Exhibit 23.03

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Vocera Communications, Inc. of our report dated July 22, 2011 relating to the financial statements of the OptiVox® Product Line of The White Stone Group, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PERSHING YOAKLEY & ASSOCIATES, P.C.

PERSHING YOAKLEY & ASSOCIATES, P.C.

Knoxville, Tennessee

August 31, 2012